Prospectus Supplement                         Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated November 3, 2000)              Registration No. 333-46496


                               ALZA Corporation

                                $1,090,000,000

     3% Zero Coupon Convertible Subordinated Debentures due July 28, 2020


          This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell the ALZA debentures that those persons own.

                            SELLING SECURITYHOLDERS

          The information set forth under the caption "Selling
Securityholders" in the ALZA prospectus dated November 3, 2000, relating to ALZA's 3% Zero Coupon Convertible Subordinated Debentures due July 28, 2020, as supplemented on November 30, 2000, January 5, 2001, March 1, 2001, June 18, 2001, August 14, 2001 and August 31, 2001, is supplemented to add the following:

                                         Principal                        Principal
                                          Amount        Percentage of       Amount
     Name of Selling                   Beneficially      Outstanding    Registered for
    Securityholder (1)                   Owned($)     ALZA Debentures   Sale Hereby($)
    ------------------                  ----------   -----------------  ---------------

Credit Suisse First Boston Corporation   5,532,000            *            5,532,000
McMahan Securities Co. L.P.                 80,000            *               80,000

---------------
(1) The information set forth herein is as of October 4, 2001.

     * Represents beneficial ownership of less than 1% of the aggregate principal amount of ALZA debentures outstanding as of October 4, 2001.

                The date of this prospectus is October 4, 2001.